Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF GRC

Gold Resource Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2021

(U.S. dollars in thousands, except per share amounts)

	Gold Resource Corporation	Aquila Resources	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$ 29,544	$ 2,296	($ 3,824)	(a)	$ 25,349
			(740)	(b)
			(1,927)	(c)
Gold and silver rounds/bullion	559	-	-		559
Accounts receivable, net	4,947	24	-		4,971
Inventories, net	10,876	-	-		10,876
Prepaid expenses and other current assets	2,999	45	-		3,044
Total Current Assets	$ 48,925	$ 2,365	($ 6,491)		$ 44,799
Non-current assets:
Property, plant and mine development, net	66,317	25,862	66,228	(d)	158,407
Deferred tax assets, net	434	-	(434)	(e)	-
Other non-current assets	505	27	-		532
Non-current assets	$ 67,256	$ 25,889	$ 65,794		$ 158,939
Total Assets	$ 116,181	$ 28,254	$ 59,303		$ 203,738
Liabilities & Shareholders Equity
Current liabilities:
Accounts Payable	8,988	2,218	-		11,206
Deposit received on non-binding letter of intent	-	818	(818)	(f)	-
Reclamation obligation	-	637	-		637
Income taxes payable, net	3,215	-	-		3,215
Mining royalty taxes payable, net	1,861	-	-		1,861
Current portion of leases payable	-	125	-		125
Accrued expenses and other current liabilities	3,888	-	-		3,888
Total Current Liabilities	$ 17,952	$ 3,798	($ 818)		$ 20,932
Non-current liabilities:
Reclamation and remediation liabilities	3,121	-	-		3,121
Deferred revenue	-	41,261	-		41,261
Contingent consideration	-	4,646	-		4,646
Deferred Tax Liability	-	-	15,843	(e)	15,843
Long-term portion of leases payable	-	228	-		228
Other non-current liabilities	901	263	(263)	(f)	901
Total Non-Current Liabilities	$ 4,022	$ 46,398	$ 15,580		$ 66,000
Shareholders' equity:
GRC Common stock	75		14	(g)	89
Aquila Common stock		75,761	(75,761)	(h)	-
GRC Additional paid-in capital	85,429		24,512	(g)	109,941
Aquila Additional paid-in capital		9,569	(9,569)	(h)	-
GRC Retaining earnings	15,758		(1,927)	(c)	13,831
Aquila Retaining earnings		(107,272)	107,272	(h)	-
Treasury stock	(5,884)	-	-		(5,884)
Accumulated other comprehensive loss	(1,171)	-	-		(1,171)
Total Shareholders' Equity	$ 94,207	($ 21,942)	$ 44,541		$ 116,806
Total Liabilities and Shareholders' Equity	$ 116,181	$ 28,254	$ 59,303		$ 203,738

See accompanying notes to these unaudited pro forma condensed combined financial statements.

Gold Resource Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2021

(U.S. dollars in thousands, except per share amounts)

	Gold Resources Corporation	Aquila Resources	Transaction Accounting Adjustments		Pro Forma Combined

Sales, net	$ 87,133	-	-		$ 87,133
Mine cost of sales:
Production costs	51,982	-	-		51,982
Depreciation and amortization	11,299	125	312	(i)	11,736
Reclamation and remediation	152	-	-		152
Total mine cost of sales	63,433	125	312		63,870
Mine gross profit	23,700	(125)	(312)		23,263
Costs and expenses:
General and administrative expenses	6,070	1,762	-		7,832
Exploration expenses	3,660	1,631	-		5,291
Restructuring expenses	496	-	1,927	(c)	2,423
Stock-based compensation	711	-	-		711
Net finance expense	-	1,284	-		1,284
Loss on change in value of contingent consideration	-	(54)	-		(54)
Gain on change in value of warrants	-	(5)	-		(5)
Other (income) expense, net	727	(8)	-		719
Total costs and expenses	11,664	4,610	1,927		18,201
(Loss) income before income taxes	12,036	(4,735)	(2,239)		5,062
Provision for income taxes	6,697	-	-		6,697
Net (loss) income from continuing operations	5,339	(4,735)	(2,239)		(1,635)
Net income from discontinued operations, net of income taxes	-	-	-		-
Net income	$ 5,339	($ 4,735)	($ 2,239)		($ 1,635)

Basic and diluted net income (loss) per common share from continuing operations:	$ 0.07	($ 0.01)			($ 0.02)

See accompanying notes to these unaudited pro forma condensed combined financial statements.

Gold Resource Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2020

(US$, dollars and shares in thousands, except per share amounts)

	Gold Resources Corporation	Aquila Resources	Transaction Accounting Adjustments		Pro Forma Combined

Sales, net	$ 90,692	$ -	$ -		$ 90,692
Mine cost of sales:
Production costs	60,626	-	-		60,626
Depreciation and amortization	17,413	93	1,265	(i)	18,771
Reclamation and remediation	166	-	-		166
Total mine cost of sales	78,205	93	1,265		79,563
Mine gross profit	12,487	(93)	(1,265)		11,129
Costs and expenses:
General and administrative expenses	8,402	2,891	-		11,293
Exploration expenses	2,485	1,580	-		4,065
Restructuring expenses	1,316	-	1,927	(c)	3,243
Stock-based compensation	2,230	155	-		2,385
Net finance expense	-	3,428	-		3,428
Loss on change in value of contingent consideration	-	208	-		208
Gain on change in value of warrants	-	(236)	-		(236)
Other (income) expense, net	(1,188)	128	-		(1,060)
Total costs and expenses	13,245	8,154	1,927		23,326
(Loss) income before income taxes	(758)	(8,247)	(3,192)		(12,197)
Provision for income taxes	5,573	-	-		5,573
Net (loss) income from continuing operations	(6,331)	(8,247)	(3,192)		(17,770)
Net income from discontinued operations, net of income taxes	10,690	-	-		10,690
Net income	$ 4,359	($ 8,247)	($ 3,192)		($ 7,080)

Basic and diluted net income per common share from continuing operations:	($ 0.09)	($ 0.02)			($ 0.21)

See accompanying notes to these unaudited pro forma condensed combined financial statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of presentation

On December 10, 2021 Gold Resource Corporation (“GRC”) completed the purchase of all the issued and outstanding common shares of Aquila Resources Inc. (“Aquila”) (see Note 2 for more information). The transaction was accounted for by GRC as an asset acquisition. The unaudited pro forma condensed combined financial statements comprise the unaudited pro forma condensed combined balance sheet as of September 30, 2021, and unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months period ended September 30, 2021. Historical information for GRC has been derived from historical consolidated financial statements, which were prepared and presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

Aquila's historical financial statements are presented in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), which differs in certain respects from U.S. GAAP. As described in Note 5 and for the purposes of the preparation of these unaudited pro forma condensed combined financial statements only, Aquila’s historical financial statements have been evaluated and reclassified, where necessary, to conform the presentation to U.S. GAAP and GRC’s accounting policies.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of the operating results or financial condition that would have been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position of the Combined Company for any future period or as of any future date. The unaudited pro forma condensed combined financial statements do not reflect any special items such operating synergies that may be realized as a result of the acquisition.

In preparing the unaudited pro forma condensed combined balance sheet and statements of operations in accordance with U.S. GAAP, the following historical information was used:

●	Aquila’s unaudited consolidated statement of financial position as of September 30, 2021, prepared in accordance with IFRS as issued by the IASB.
●	Aquila’s audited consolidated statement of net loss and comprehensive loss for the year ended December 31, 2020, included in its audited consolidated financial statements for the year ended December 31, 2020 and prepared in accordance with IFRS as issued by the IASB.
●	Aquila’s unaudited consolidated statement of net loss and comprehensive loss for the nine months ended September 30, 2021, prepared in accordance with IFRS as issued by the IASB.
●	GRC’s unaudited consolidated balance sheet as of September 30, 2021, prepared in accordance with U.S. GAAP.
●	GRC’s audited consolidated statement of operations and comprehensive income for the year ended December 31, 2020, filed on Form 10-K for the year ended December 31, 2020, and prepared in accordance with U.S. GAAP.
●	GRC’s unaudited consolidated statement of operations and comprehensive income for the nine months ended September 30, 2021, prepared in accordance with U.S. GAAP.

The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with the historical financial statements, including the notes thereto, as listed above, which are incorporated by reference herein.

The significant accounting policies used in preparing the unaudited pro forma condensed combined financial statements are set out in GRC’s consolidated financial statements filed on Form 10-K for the year ended December 31, 2020.

Amounts in these unaudited pro forma condensed combined financial statements and notes are presented in U.S. dollars (“US$” or “$”) unless otherwise indicated, where the amounts reference to Canadian dollars (“C$”).

Note 2. Summary of the Arrangement

On December 10, 2021, GRC announced the completion of the previously announced statutory plan of arrangement under the Business Corporation Act (Ontario) resulting in the acquisition by GRC, through its wholly-owned indirect subsidiary Gold Resource Acquisition Sub, Inc. (the “Purchaser”), of all the issued and outstanding shares of Aquila.

The Transaction was approved at a special meeting of holders of Aquila Shares held on November 17, 2021, and by the Ontario Superior Court of Justice (Commercial List) on November 19, 2021.

Pursuant to the Transaction, each former holder of Aquila Shares was entitled to receive 0.0399 of a GRC share per Aquila Share. This share exchange ratio represented a consideration of C$0.09 per Aquila Share (or approximately C$30.9 million in the aggregate) based on the closing prices of the Aquila Shares on the Toronto Stock Exchange (the "TSX") and the GRC shares on the NYSE American stock exchange on September 3, 2021, being the last trading day prior to the announcement of the Transaction. In addition, all the outstanding deferred share units and restricted share units of Aquila were acquired for aggregate consideration of approximately C$0.95 million (US$0.75 million). Prior to the completion of the Transaction, the Purchaser did not own any Aquila securities.

The following table shows a summary of the purchase consideration:

Cash Consideration	$ 739,859
Transaction Costs	3,824,500
Stock Consideration (13,701,489 shares at $1.79 per share)	24,525,665

Total Purchase Consideration	$ 29,090,023

Note 3. Effect of the Acquisition share issuance on the unaudited pro forma condensed combined balance sheet

The unaudited pro forma condensed combined balance sheet includes the following adjustments:

a)	To record payment of acquisition related costs of US$3.8 million. The adjustment for the acquisition related costs is not reflected in the unaudited pro forma condensed combined statements of operations as they will be capitalized as the Arrangement is being accounted for as an asset acquisition.
b)	To record the cash settlement of Aquila’s unvested restricted share units and deferred share units for C$0.09 per unit immediately prior to consummation of the Arrangement totaling $0.7 million.

c)	To record C$2.5 million, or US$1.9 million, cost of double trigger change of control payments to certain of Aquila's employees.
d)	To recognize the fair value of Aquila's assets acquired and liabilities assumed in the Arrangement. The adjustment includes the assumption that the allocation of the estimated excess amount of consideration over the net fair value of assets acquired and liabilities assumed will be recorded to Property, Plant and Mine Development. Presently, it is assumed that no 338(g) election will be made to step up the basis of the assets for tax purposes. The final analysis may result in a different recognition of deferred tax assets and liabilities.
e)	To record deferred tax liabilities and to net deferred tax assets against liabilities
f)	To eliminate an Aquila liability not being assumed.
g)	To record the issuance of 13.7 million shares of GRC common stock to Aquila shareholders, valued at US$1.79 per share, calculated based on the closing price of GRC common stock on the December 10, 2021 acquisition date.
h)	To eliminate Aquila’s equity accounts.

Note 4. The effect of the acquisition and related debt issuance on the unaudited pro forma condensed combined statements of operations

The unaudited pro forma condensed combined statements of operations include the following adjustments:

c)	To record the C$2.5 million, or US$1.9 million, cost of double trigger change of control payments to certain of Aquila's employees.
i)	To record additional depreciation, depletion and amortization expense associated with the preliminary fair value adjustment of approximately US$66.2 million allocated to Property, Plant, and Mine Development. As the allocation of estimated consideration is preliminary, the estimate of depreciation, depletion and amortization expense is subject to change upon completion of the valuation of Aquila’s assets.

Note 5. Calculation of pro forma basic and diluted net income (loss) per common share

For the nine months ending September 30, 2021
Pro Forma Combined
Numerator:
Net loss (in thousands)	($ 1,635)

Denominator:
Basic weighted average shares of common stock outstanding of GRC	74,481,281
Pro forma effect of potential common stock being issued in the transaction	13,714,630
Pro forma basic weighted average shares of common stock outstanding	88,195,911
Dilutive effect of share-based awards	360,814
Pro forma diluted weighted average common shares outstanding	88,556,725

Pro forma basic and diluted net loss per common share:	($ 0.02)

For the year ending December 31, 2020
Pro Forma Combined
Numerator:
Net loss from continuing operations (in thousands)	($ 17,770)

Denominator:
Basic weighted average shares of common stock outstanding of GRC	69,902,708
Pro forma effect of potential common stock being issued in the transaction	13,714,630
Pro forma basic weighted average shares of common stock outstanding	83,617,338
Dilutive effect of share-based awards	783,535
Pro forma diluted weighted average common shares outstanding	84,400,873

Pro forma basic and diluted net loss per common share:	($ 0.21)

Note 6. Aquila balances

The Aquila balances presented in the unaudited pro forma condensed combined financial statements were prepared using IFRS as issued by the IASB. The balances were reviewed to ensure alignment with U.S. GAAP and GRC's accounting policies. The following significant policies were evaluated with no identification of material adjustments being required:

●	Revenue Recognition
●	Share-based Compensation
●	Employee Benefits
●	Non-Financial Assets
●	Financial Assets
●	Tax Accounting
●	Other Liabilities
●	Financial Liabilities & Equity
●	Leases Accounting